Exhibit 10.1

Execution Version

FIRST LIEN INTERCREDITOR AGREEMENT

Among

ENDO, INC.

ENDO FINANCE HOLDINGS, INC.

THE OTHER GRANTORS PARTY HERETO,

GOLDMAN SACHS BANK USA

as Bank Collateral Agent for the Credit Agreement Secured Parties,

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as the Notes Collateral Agent for the Indenture Secured Parties,

and

each Additional Agent from time to time party hereto

dated as of April 23, 2024

i

ii

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of April 23, 2024 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among Endo, Inc. (“Holdings”), Endo Finance Holdings, Inc. (“Borrower”), the other Grantors (as defined below) party hereto, Goldman Sachs Bank USA, as collateral agent for the Priority Revolving Credit Secured Parties and Term Loan Secured Parties (each as defined below) (in such capacity and together with its successors in such capacity, the “Bank Collateral Agent”), and Computershare Trust Company, National Association, as collateral agent for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration in hand received, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Priority Revolving Credit Secured Parties and on behalf of the Term Loan Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent, the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time, other than the Credit Agreement and the Indenture.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations, in each case, as amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest (including, without limitation, any interest, fees and other amounts that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any Refinancing of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any other trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bank Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Banking Services” has meaning assigned to such term in the Credit Agreement.

“Banking Services Agreements” has meaning assigned to such term in the Credit Agreement.

“Banking Services Obligations” has meaning assigned to such term in the Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of any Grantor, or similar law affecting creditors’ rights generally.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Cash Collateral” shall have the meaning assigned to such term in Section 2.11(c).

“Collateral” means all assets and properties subject to Liens created or purported to be created pursuant to any Secured Debt Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Senior Credit Facility Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Notes Collateral Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent in whose favor any of the Grantors have granted or purported to grant a lien on any Collateral named for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of the Priority Revolving Credit Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Bank Collateral Agent (acting at the written direction of the Required Revolving Lenders), (ii) from and after the Discharge of the Priority Revolving Credit Obligations, until the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Bank Collateral Agent (acting at the written direction of the Majority in Interest of Term Lenders) and (iii) from and after the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral. Prior to the Discharge of the Priority Revolving Credit Obligations and so long as the Controlling Collateral Agent is the Bank Collateral Agent, the Priority Revolving Credit Secured Parties will be the Controlling Secured Parties.

“Credit Agreement” means that certain Credit Agreement, dated as of April 23, 2024, among Holdings, the Borrower, the lenders from time to time party thereto, Goldman Sachs Bank USA, as administrative agent, collateral agent, issuing bank and swingline lender, and the other parties party thereto, as amended, restated, amended and restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral in accordance with the applicable Secured Debt Documents; provided that, a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a

Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under First Lien Obligation so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Discharge of Priority Revolving Credit Obligations” means, with respect to any Shared Collateral, the Discharge of the Priority Revolving Credit Obligations with respect to such Shared Collateral in accordance with the applicable Loan Documents; provided that, a Discharge of Priority Revolving Credit Obligations shall not be deemed to have occurred in connection with a Refinancing of such Priority Revolving Credit Obligations with additional Priority Revolving Credit Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Bank Collateral Agent or by the Borrower, in each case, to each other Collateral Agent as a “Priority Revolving Credit Obligation” for purposes of this Agreement.

“Discharge of Senior Credit Facility Obligations” means, with respect to any Shared Collateral, the Discharge of the Senior Credit Facility Obligations with respect to such Shared Collateral in accordance with the applicable Loan Documents; provided that, a Discharge of Senior Credit Facility Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Facility Obligations with additional Senior Credit Facility Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Bank Collateral Agent or by the Borrower, in each case, to each other Collateral Agent as a “Senior Credit Facility Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Debt Document.

“First Lien Obligations” means, collectively, (i) the Senior Credit Facility Obligations, (ii) the Indenture Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Indenture Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“Grantors” means Holdings, the Borrower, and each other Subsidiary of Holdings that has granted a security interest pursuant to any Secured Debt Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture, dated as of April 23, 2024, among Endo Finance Holdings, Inc., as Issuer, the other guarantors party thereto, and Computershare Trust Company, National Association, as trustee and as collateral agent, as such Indenture may be amended, restated, amended and restated, supplemented, increased or otherwise modified, Refinanced or replaced from time to time.

“Indenture Obligations” means the “Secured Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Secured Parties” as defined in the Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 1.03.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, statutory lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Parties” has the meaning ascribed to such term in the Credit Agreement.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, (1) prior to the Discharge of the Priority Revolving Credit Obligations, the Bank Collateral Agent (acting at the written direction of the Majority in Interest of Term Lenders), and (2) after the Discharge of the Senior Credit Facility Obligations, the Collateral Agent (other than the Bank Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Senior Credit Facility Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Debt Documents for the applicable Series of First Lien Obligations under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Event of Default is continuing and (ii) the Controlling Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the applicable Secured Debt Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Debt Documents for that Series of First Lien Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time any Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Obligations” means the respective First Lien Obligations owing to the Non-Controlling Secured Parties.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Notes Security Agreement” means the “Security Agreement” as defined in the Indenture.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Secured Debt Documents.

“Post-Petition Interest” means any interest, fees, expenses or other amounts that accrues or would have accrued after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Priority Revolving Credit Obligations” means the “Revolving Secured Obligations” as defined in the Credit Agreement.

“Priority Revolving Credit Secured Parties” means the holders of the Priority Revolving Credit Obligations.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Purchase” has the meaning assigned to such term in Section 2.11(b).

“Purchase Notice” has the meaning assigned to such term in Section 2.11(a).

“Purchase Price” has the meaning assigned to such term in Section 2.11(c).

“Purchasing Parties” has the meaning assigned to such term in Section 2.11(b).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Revolving Lenders” has the meaning assigned to such term in the Credit Agreement.

“Revolving Facility” has the meaning ascribed to such term in the Credit Agreement.

“Secured Debt Documents” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) the Indenture, the Notes (as defined in the Indenture), the Notes Security Agreement and each other Security Document (as defined in the Indenture) and (iii) each Additional First Lien Document.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Credit Facility Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the Secured Debt Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Priority Revolving Credit Secured Parties (in their capacities as such), (ii) the Term Loan Secured Parties (in their capacities as such), (iii) the Indenture Secured Parties (in their capacities as such) and (iv) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof pursuant to the terms of the Secured Debt Documents and this Agreement and (b) with respect to any First Lien Obligations, each of (i) the Priority Revolving Credit Obligations, (ii) the Term Loan Obligations, (iii) the Indenture Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents as permitted by the Secured Debt Documents and this Agreement.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Surviving Obligations” shall have the meaning assigned to such term in Section 2.11(b).

“Swap Agreements” has the meaning assigned to such term in the Credit Agreement.

“Swap Obligations” has the meaning assigned to such term in the Credit Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Agreements, as determined by the applicable Priority Revolving Credit Secured Party in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by such Priority Revolving Credit Secured Party.

“Term Loan Obligations” means the Senior Credit Facility Obligations (other than the Priority Revolving Credit Obligations).

“Term Loan Secured Parties” means the holders of the Term Loan Obligations.

“Term Loans” has the meaning ascribed to such term in the Credit Agreement.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries or such is otherwise a successor or assign, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) the term “or” is not exclusive and (vii) the terms “paid in full” and “payment in full” shall mean payment and satisfaction in full in cash or as otherwise set forth in the applicable Secured Debt Documents.

SECTION 1.03. Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Debt Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

Notwithstanding anything herein to the contrary, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

Notwithstanding anything to the contrary set forth in this Agreement, (x) the payment priorities set forth in Section 2.01(a) shall apply notwithstanding (i) anything to the contrary contained in any agreement or filing to which any First Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing and (ii) any provision of the Uniform Commercial Code or any applicable law or any Secured Debt Document or any other circumstance whatsoever and (y) until the Discharge of the Priority Revolving Credit Obligations, the term “Shared Collateral” shall be deemed to include any Collateral securing or purporting to secure the Priority Revolving Credit Obligations.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Debt Documents to the contrary notwithstanding (but subject to Section 1.03, Section 2.03(b), and Section 2.05, as each is in effect on the date hereof), if (w) an Event of Default has occurred and is continuing, (x) the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral pursuant to the applicable Secured Debt Documents, (y) any distribution is made to any First Lien Secured Party on account of any Shared Collateral during such Event of Default or enforcement or in any Insolvency or Liquidation Proceeding of the Borrower or any other Grantor (including in the form of any adequate protection payments), or (z) any payment is received by any First Lien Secured Party pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation of any Shared Collateral by any Collateral Agent or any First Lien Secured Party (including at the direction or with the written consent of any group of the First Lien Secured Parties) and the proceeds of any distribution or payment (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”) shall be applied as follows:

FIRST, to the payment of all amounts due and payable on a ratable basis to each Collateral Agent (in its capacity as such) on account of fees, costs and expenses payable pursuant to the terms of any Secured Debt Document;

SECOND, to the payment in full of all outstanding Priority Revolving Credit Obligations that are then due and payable pursuant to the terms of the Credit Agreement and the other Loan Documents;

THIRD, equally and ratably, to the payment in full of all remaining outstanding First Lien Obligations that are then due and payable;

FOURTH, following the payment in full in cash of the amounts described above, any remaining amounts will be paid to the Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the payment priorities set forth in this Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of any (i) grant, (ii) attachment or (iii) perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding (w) any provision of the Uniform Commercial Code of any jurisdiction or any other applicable law, (x) any term or provision in the Secured Debt Documents, (y) any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or (z) any other circumstance whatsoever (but, in each case of the foregoing clauses, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the Proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d) Notwithstanding anything in this Agreement or any other Secured Debt Documents to the contrary, Collateral consisting of cash held in an account consisting solely of cash collateral pursuant to Section 2.06(j) of the Credit Agreement (or any equivalent successor provision) or otherwise with respect to any Letter of Credit shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

(e) For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the applicable Collateral Agent to the following agents for further distribution to their related First Lien Secured Parties: (i) in the case of any amount representing payment with respect to a Priority Revolving Credit Obligation, to the Bank Collateral Agent, (ii) in the case of any amount representing payment with respect to any other Senior Credit Facility Obligation, to the Bank Collateral Agent, (iii) in the case of any amount representing payment with respect to any Indenture Obligation, to the Notes Collateral Agent, and (iv) in the case of any amount representing payment with respect to any Additional First Lien Obligation, to the applicable Additional Agent, in each case for application in accordance with the applicable Secured Debt Documents.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Subject to Section 4.04, with respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Secured Debt Document, applicable law or otherwise; except that (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties if or to the extent any such action is not, or reasonably could not be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement as to itself.

(d) Subject in all respects to the terms and provisions of this Agreement, the Bank Collateral Agent acknowledges and accepts the pledge over the Collateral in favor of the Notes Collateral Agent under and as defined in the Luxembourg Pledge Agreement (as defined in the Indenture) in accordance with, and for the purposes of, article 6 of the Luxembourg Act of 5 August 2005 on financial collateral arrangements, as amended from time to time.

SECTION 2.03. No Interference; Payment Over.

(a) Each of the First Lien Secured Parties agrees that it will not (i) challenge, or support any other Person in challenging, in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any Secured Debt Document or the validity, attachment, perfection or priority of any Lien under any Secured Debt Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) take or cause to be taken any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) institute in any Insolvency or Liquidation Proceeding or other similar proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral under this Agreement, (iv) seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral, and (v) attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement as to itself.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or realize any Proceeds or payment on account of any such Shared Collateral, pursuant to any Secured Debt Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) or otherwise (including any adequate protection payments), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed pursuant to the priorities set forth in Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to Secured Debt Documents.

(a) If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged. Any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(a) hereof.

(b) Each Non-Controlling Secured Party agrees that it will not raise any objection to, or oppose, and shall be deemed to have consented to any private or public sale, including any applicable bidding procedures or other sale procedures, of all or any portion of the Shared Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under Bankruptcy Law (or any other applicable law) in favor of the Non-Controlling Secured Parties) free and clear of all Liens and other claims of the Non-Controlling Secured Parties if the Controlling Collateral Agent has consented to such release or sale so long as the Liens securing the claims of the Non-Controlling Secured Parties or any adequate protection Liens or comparable Liens under the Bankruptcy Code (or any other applicable law) attach to the proceeds of such sale in the same order of priority as existed on the Shared Collateral or assets being sold. For the avoidance of doubt, the Non-Controlling Secured Parties may (i) propose and provide higher and better terms (as determined by a United States Bankruptcy Court or other court of competent jurisdiction presiding over any Insolvency or Liquidation Proceeding) for the purchase of any Shared Collateral, and (ii) participate as a bidder in any bidding process with respect to the sale or lease of any of the Shared Collateral only so long as any such bid provides for the payment in full of the Priority Revolving Credit Obligations and the Discharge of the Priority Revolving Credit Obligations.

(c) Each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any Secured Debt Document that does not violate this Agreement.

(d) Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Holdings or any of its Subsidiaries.

(b) If the Borrower and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding, and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection, and shall not support any other person in objecting, to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent, or any Controlling Secured Party with respect to such Shared Collateral, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as and to the extent (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Insolvency or Liquidation Proceeding, (B) subject to Section 2.05(c) herein, the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, and (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have the right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral.

(c) Adequate Protection. The Non-Controlling Secured Parties will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Shared Collateral (including for the payment of any Post-Petition Interest) nor contest (x) any request by the Controlling Secured Parties for adequate protection (including for the payment of Post-Petition Interest, whether paid pursuant to Section 506(b) of the Bankruptcy Code or otherwise (it being understood that for purposes of calculating Post-Petition Interest, the value of the Priority Revolving Credit Obligations shall be determined without regard to the Liens securing any other First Lien Obligations on the Shared Collateral)), or (y) any objection by the Controlling Secured

Parties to any motion, relief, action or proceeding based on the Controlling Secured Parties claiming a lack of adequate protection, except that:

(A) the Non-Controlling Secured Parties may freely seek and obtain any relief upon a motion for (A) a replacement lien on the Shared Collateral to secure the Non-Controlling Secured Parties with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding or (B) adequate protection (or any comparable relief) for their First Lien Obligations in the form of adequate protection liens and superpriority claims to the same extent granted to the Controlling Collateral Agent to secure the First Lien Obligations of the Controlling Secured Parties, provided such liens (and related collateral) shall be subject to this Agreement, including the priorities set forth herein, and any amounts paid or distributed on account of such liens or claims (other than payments for professional fees and expenses of advisors) shall be deemed Proceeds for purposes of Section 2.01; provided, that any First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection reasonably comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral; and

(B) after the Discharge of Priority Revolving Credit Obligations, any Secured Party may request adequate protection in the form of Post-Petition Interest.

(d) Section 363 Asset Sales. The Non-Controlling Secured Parties will not object to or contest, and shall not support any person in objecting to or contesting, a sale or other disposition of any Shared Collateral under Section 363 or any other provision of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law unless the Controlling Secured Parties shall have opposed or objected to such sale or disposition; provided that the Proceeds of such sale shall remain subject to the priorities set forth in this Agreement and the Proceeds shall be applied to repay the First Lien Obligations in accordance with Section 2.01(a) herein. To the extent required by any court in an Insolvency or Liquidation Proceeding, the Non-Controlling Secured Parties shall consent, or direct any other applicable Non-Controlling Secured Party to consent, to a sale or other disposition of any Shared Collateral under Section 363 or any other provision of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law if the Controlling Secured Parties shall have consented to such sale or disposition; provided that the Proceeds of such sale or other disposition, shall remain subject to the priorities set forth in this Agreement and the Proceeds shall be applied to repay the First Lien Obligations in accordance with Section 2.01 herein.

(e) Automatic Stay. Each Non-Controlling Collateral Agent, on behalf of itself and the applicable Series of First Lien Secured Parties for which it acts as Collateral Agent, agrees not to (i) seek (or support or consent to any other person seeking) relief from the automatic stay or any other stay in respect of the Shared Collateral in any Insolvency or Liquidation Proceeding, without the prior written consent of the Controlling Collateral Agent, or (ii) oppose any request by any Controlling Secured Party to seek relief from the automatic stay in respect of the Shared Collateral in any Insolvency or Liquidation Proceeding.

(f) Credit Bidding. The Non-Controlling Secured Parties may credit bid, or instruct the Controlling Collateral Agent to credit bid, the First Lien Obligations of such Non-Controlling Secured Parties in accordance with Section 363(k) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law, only if the First Lien Obligations of the Controlling Secured Parties will be paid in full in conjunction with any such credit bid, or if the Controlling Collateral Agent, on behalf of the Controlling Secured Parties, consents in writing. Each Non-Controlling Collateral Agent, on behalf of itself and the applicable Non-Controlling Secured Parties for which it acts as Collateral Agent, agrees not to object to, and shall not support any person in objecting to, any credit bid of the First Lien Obligations by the Controlling Collateral Agent on behalf of the Controlling Secured Parties, in accordance with Section 363(k) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

(g) Plans of Reorganization. Unless there shall have been, prior to any Insolvency or Liquidation Proceeding, a Discharge of Priority Revolving Credit Obligations:

Each First Lien Secured Party agrees that the Priority Revolving Credit Obligations and the other First Lien Obligations are fundamentally different from each other because, among other things, the Priority Revolving Credit Obligations and the other First Lien Obligations have fundamentally different repayment rights in respect of the Shared Collateral, and the parties intend for such obligations to be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding (a “Plan of Reorganization”). If it is held that the claims of the Priority Revolving Credit Secured Parties and the other First Lien Secured Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Collateral Agent, on behalf of itself and such other First Lien Secured Parties represented thereby, shall agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the First Lien Secured Parties in respect of the Shared Collateral. Each Collateral Agent (other than the Bank Collateral Agent to the extent acting on behalf of the Priority Revolving Credit Secured Parties), on behalf of itself and the applicable First Lien Secured Parties represented thereby, shall agree to turn over to the Bank Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the priorities set forth in this Agreement, and each First Lien Secured Party agrees that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Non-Controlling Secured Parties), the Priority Revolving Credit Secured Parties, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, prepetition interest and other claims, Post-Petition Interest, before any distribution is made in respect of the other First Lien Obligations (or any claims, including in respect of Post-Petition Interest, related thereto) from, or with respect to, such Shared Collateral, with each holder of the other First Lien Obligations (and/or any claim, Post-Petition Interest, related thereto) hereby acknowledging and agreeing to turn over to the Bank Collateral Agent amounts otherwise received or receivable by them from, or with respect to, such Shared Collateral to the extent necessary to effect a Discharge of Priority Revolving Credit Obligations (including Post-Petition Interest), even if such turnover has the effect of reducing their aggregate recoveries. Each Collateral Agent (other than the Bank Collateral Agent to the extent acting on behalf of the Priority Revolving Credit Secured Parties), on behalf of itself and the applicable First Lien Secured Parties represented thereby, agrees that it shall not object or direct or support any other First Lien Secured Party to object to a Plan of Reorganization on the grounds that the Priority Revolving Credit Obligations and the other First

Lien Obligations are classified separately under any such Plan of Reorganization, and it is the First Lien Secured Parties’ intent that the Priority Revolving Credit Obligations and the other First Lien Obligations be classified separately in any such Plan of Reorganization. Each Collateral Agent (other than the Bank Collateral Agent to the extent acting on behalf of the Priority Revolving Credit Secured Parties), on behalf of itself and the applicable First Lien Secured Parties for which it acts as Collateral Agent, agrees that it will not support or vote to accept a Plan of Reorganization unless such Plan of Reorganization (i) is accepted by the Priority Revolving Credit Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code, (ii) provides for the Discharge of the Priority Revolving Credit Obligations or (iii) provides for retention of the Liens on the Shared Collateral by the Priority Revolving Credit Secured Parties and the other First Lien Secured Parties with the same payment priorities and rights as set forth in this Agreement. The Bank Collateral Agent to the extent acting on behalf of the Priority Revolving Credit Secured Parties may direct any election under Section 1111(b) of the Bankruptcy Code with respect to its class.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, only the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting or involving the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Debt Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Collateral Agent, for the benefit of its applicable First Lien Secured Parties, and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Secured Debt Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the then-current Controlling Collateral Agent is acting, such Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the succeeding Controlling Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the succeeding Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the succeeding Controlling Collateral Agent to allow the succeeding Controlling Collateral Agent to obtain “control” of such Possessory Collateral as defined in Section 9-314 of the UCC). Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Collateral Agent, for the benefit of its applicable First Lien Secured Parties, and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Secured Debt Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein and shall be subject to Section 4.03.

SECTION 2.10. No New Liens. No First Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor securing its First Lien Obligations which assets are not also subject to the Lien of each other Series of First Lien Secured Parties under the applicable Secured Debt Documents. If any First Lien Secured Party shall acquire or hold any Lien on any assets of any Grantor, or any Person required under any Secured Debt Documents to become a Grantor, securing its First Lien Obligations which assets are not also subject to the Lien of each other Series of First Lien Secured Parties under the applicable Secured Debt Documents, then the applicable Collateral Agent (or the relevant First Lien Secured Party) shall, without the need for any further consent of any other First Lien Secured Party and notwithstanding anything to the contrary in any other Secured Debt Document be deemed to also hold and have held such Lien for the benefit of each other Series of First Lien Secured Parties as security for the First Lien Obligations of such Series of First Lien Obligations (subject to the terms hereof) and shall promptly notify the Controlling Collateral Agent in writing of the existence of such Lien.

SECTION 2.11. Option to Purchase. At any time that there are Priority Revolving Credit Obligations outstanding,

(a) Any Non-Controlling Secured Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the applicable Non-Controlling Secured Party to the Controlling Collateral Agent no later than thirty (30) calendar days after the occurrence of the earliest to occur of (i) the Controlling Collateral Agent commencing or directing the commencement of any enforcement action with respect to the Collateral, (ii) the date of acceleration of any First Lien Obligations pursuant to an Event of Default and (iii) the date of any Insolvency or Liquidation Proceeding of any Grantor, to Purchase (as defined below) for the Purchase Price (as defined below) all (but not less than all) of the Priority Revolving Credit Obligations from the Priority Revolving Credit Secured Parties. If a Non-Controlling

Secured Party so delivers the Purchase Notice, the Controlling Collateral Agent shall terminate any existing enforcement actions and shall not take any further enforcement actions, provided that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 2.11.

(b) On the date specified by the applicable Non-Controlling Secured Party (acting at the direction of the Purchasing Parties (as defined below)) in the Purchase Notice (which shall be a Business Day not less than ten (10) Business Days, nor more than twenty (20) Business Days, after receipt by the Controlling Collateral Agent of the Purchase Notice), the Priority Revolving Credit Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell, to the Non-Controlling Secured Parties electing to purchase pursuant to Section 2.11(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the Priority Revolving Credit Secured Parties, all, but not less than all, of the Priority Revolving Credit Obligations for the Purchase Price pursuant to customary transfer and assignment documentation (or such other documentation approved by the Controlling Collateral Agent and the Purchasing Parties); provided, that the Priority Revolving Credit Obligations so purchased shall not include any rights of the Priority Revolving Credit Secured Parties with respect to other contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim or demand for payment has been made of any Loan Party under the applicable Loan Documents that are expressly stated to survive the termination of the Revolving Facility (the “Surviving Obligations”).

(c) Without limiting the obligations of the Loan Parties to the Priority Revolving Credit Secured Parties under the applicable Loan Document with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the Controlling Collateral Agent, for prompt disbursement to the Priority Revolving Credit Secured Parties in accordance with Section 2.11(d), as the purchase price (the “Purchase Price”) therefor the full amount of all Priority Revolving Credit Obligations (other than Priority Revolving Credit Obligations in the form of Swap Obligations, Banking Services Obligations, letters of credit and bank guarantees) then outstanding and unpaid at par (including principal, prepetition interest, Post-Petition Interest, fees, breakage costs, attorneys’ fees and expenses); (ii) in the case of Swap Obligations that constitute Priority Revolving Credit Obligations, the Purchasing Parties shall cause the applicable Swap Agreements governing such Swap Obligations to be assigned and novated or, if such Swap Agreements have been terminated, pay to the Controlling Collateral Agent for prompt disbursement to the applicable Priority Revolving Credit Secured Parties a Purchase Price equal to the greater of (x) all amounts then due and payable in respect of such Swap Obligations by the applicable Grantors under the terms of such Swap Agreements in the event of termination of such Swap Agreements and (y) the Swap Termination Value, (iii) in the case of any Priority Revolving Credit Obligations in respect of letters of credit and bank guarantees (including reimbursement obligations in connection therewith), simultaneously with the purchase of the other Priority Revolving Credit Obligations, furnish cash collateral (the “Cash Collateral”) to the Priority Revolving Credit Secured Parties who issued such letters of credit or such bank guarantees, in such amounts (not to exceed 105% of the aggregate undrawn face amount of such letters of credit and bank guarantees) as such Priority Revolving Credit Secured Parties determine is reasonably necessary to secure such Priority Revolving Credit Secured Parties in connection with any such outstanding and undrawn letters of credit and bank guarantees; provided, that as such time as all letters of credit or bank guarantees have been cancelled, expired or been fully drawn and all reimbursement obligations in respect thereof satisfied, as the case may be, and after all applications described herein have been satisfied, any excess Cash Collateral shall be returned to the respective Purchasing Parties, (iv) with respect to Priority Revolving Credit Obligations in respect of Banking Services Obligations, pay to the Controlling Collateral Agent for the prompt disbursement to the applicable Priority Revolving Credit Secured Parties a Purchase Price equal to all amounts due and payable by the applicable Grantors under the terms of the applicable Banking Services Agreement in the event of a termination or furnish Cash Collateral to the Priority Revolving Credit Secured Parties holding such Banking Services Obligations in the amount that would be payable by the relevant Grantor thereunder if it were to terminate such Banking Services Agreements governing such Banking Services Obligations on the date of the Purchase, (v) agree to reimburse the Priority Revolving Credit Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the Priority Revolving Credit Obligations and/or as to which the Priority Revolving Credit Secured Parties have not yet received final payment and (vi) agree, after written request from the Controlling Collateral Agent, to reimburse the Priority Revolving Credit Secured Parties in respect of indemnification obligations of the Loan Parties to such Priority Revolving Credit Secured Parties under the applicable Loan Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the Priority Revolving Credit Secured Parties.

(d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the Controlling Collateral Agent as it shall designate to the Purchasing Parties. The Controlling Collateral Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the Priority Revolving Credit Secured Parties in accordance with the Credit Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the Controlling Collateral Agent are received in such account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the Controlling Collateral Agent are received in such account later than 2:00 p.m., New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the Priority Revolving Credit Secured Parties as to the Priority Revolving Credit Obligations, the Collateral or otherwise and without recourse to the Priority Revolving Credit Secured Parties, except that each Priority Revolving Credit Secured Party shall represent and warrant: (i) the amount of the Priority Revolving Credit Obligations being purchased, (ii) that such Priority Revolving Credit Secured Party owns the Priority Revolving Credit Obligations free and clear of any Liens or encumbrances and (iii) that the Priority Revolving Credit Secured Parties have the right to assign the Priority Revolving Credit Obligations and the assignment is duly authorized. Upon the consummation of any Purchase pursuant to this Section 2.11, the Purchasing Parties shall be treated for all purposes hereunder (including for the purposes of Section 2.01 hereof) as Priority Revolving Credit Secured Parties.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required in connection with the exercise of its rights or the performance of its obligations hereunder to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may in the exercise of its good faith judgment determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Borrower, to, if applicable, execute and deliver such other Approved Intercreditor Agreement in the capacity as “Designated Senior Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement (the “Senior Collateral Agent”) and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of such other Approved Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Debt Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Secured Debt Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and the equivalent provisions of the applicable Secured Debt Documents (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, with such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes. Notwithstanding anything herein to the contrary, prior to the Discharge of the Priority Revolving Credit Obligations, if the Controlling Collateral Agent is the Bank Collateral Agent, it shall act solely at the written direction of the Required Revolving Lenders.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Secured Debt Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation to first marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions or omission to act taken or not taken by any Collateral Agent or any First Lien Secured Party (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement, the Secured Debt Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 hereof, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as a First Lien Secured Party.

The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Indenture Secured Party,” “Indenture Secured Parties,”

“Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reasonable reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Debt Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Debt Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Secured Debt Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Debt Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;

(vi) need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing; and

(vii) with respect to any duties arising under Section 2.09, the Controlling Collateral Agent shall be deemed to have complied with such Section 2.09 if it shall have exercised the same degree of care with respect to any Possessory Collateral in its possession the Controlling Collateral Agent customarily accords property of such type in its possession. No failure by the Controlling Collateral Agent to preserve or protect any right with respect to any Possessory Collateral against prior parties, or to do any act with respect to the preservation of such Possessory Collateral not so requested by the Controlling Collateral Agent shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Possessory Collateral.

SECTION 4.04. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by such Collateral Agent under any Secured Debt Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Debt Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:

(a) if to Holdings, the Borrower or any other Grantor, to it at Endo Finance Holdings, LLC, 1400 Atwater Drive, Malvern, Pennsylvania 19355, Attention of Treasurer; Telephone No. 484-216-7909, Email: Boyle.John@Endo.com;

(b) if to the Bank Collateral Agent, to it at Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention: Bank Debt Portfolio Group, Telephone No. 212-902-5717, Email: Luke.Qui@gs.com;

(c) if to the Notes Collateral Agent, to it at Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Corporate Trust Services – Endo Finance Holdings, Inc. Administrator, Telephone No. 1-800-344-5128, Email: cctbondholdercommunications@computershare.com (with a copy (which shall not constitute notice) to: ArentFox Schiff LLP, 1301 Avenue of the Americas, 42nd Floor, New York, New York 10019, Attention: Beth M. Brownstein, Email: beth.brownstein@afslaw.com); and

(d) if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, faxed, emailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a fax or email or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower); provided, that prior to the Discharge of the Priority Revolving Credit Obligations, Section 2.01(a) of this Agreement shall not be modified or amended without the consent of the Controlling Collateral Agent acting on behalf of 100% of the Revolving Lenders; provided, further, that any amendment to this Agreement that would alter the definition or rights of the “Controlling Collateral Agent” (or any defined term therein) or similar such term, shall require the written consent of the Bank Collateral Agent, the Notes Collateral Agent and/or any Additional Agent (each acting on behalf of the applicable Secured Party directly and adversely affected thereby).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Secured Debt Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. Notwithstanding anything to the contrary set forth herein, if at any time prior to the Discharge of Priority Revolving Credit Obligations, the Priority Revolving Credit Secured Parties and the Term Loan Secured Parties are the only Secured Parties hereunder, this Agreement shall nevertheless continue in full force and effect.

SECTION 5.05. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by fax or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Bank Collateral Agent represents and warrants that it is authorized to enter into this Agreement on behalf of the Credit Agreement Secured Parties. The Notes Collateral Agent represents and warrants that it is authorized to enter into this Agreement on behalf of the Indenture Secured Parties.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, Borough of Manhattan and the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Debt Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of any Secured Debt Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional First Lien Obligations. To the extent permitted by the provisions of the Credit Agreement, the Indenture and the Additional First Lien Documents, the Borrower may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the Secured Debt Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Controlling Collateral Agent (with a copy to each other Collateral Agent) true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii) the Borrower shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional First Lien Obligations to be incurred are permitted by each applicable Secured Debt Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Debt Document, each Grantor has obtained the requisite consent; and

(iv) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Integration. This Agreement together with the other Secured Debt Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties, and supersedes all prior understandings, whether written or oral, among us, with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

SECTION 5.15. Information Concerning Financial Condition of the Borrower and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the First Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any First Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the First Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.16. Additional Grantors. The Borrower agrees that, if any Subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17. Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Secured Debt Documents, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.18. Agents. It is understood and agreed that (a) the Bank Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as collateral agent thereunder shall also apply to it as Controlling Collateral Agent hereunder, (b) the Notes Collateral Agent is entering in this Agreement in its capacity as collateral agent under the Indenture and the Notes Security Agreement and the provisions of the Notes Security Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the collateral agent thereunder shall also apply to the Notes Collateral Agent hereunder as Collateral Agent, including, without limitation, the right hereunder to make demands, to give notices, and, except as expressly provided in this Agreement, to exercise or refrain from exercising any rights, and to take any action (including, without limitation, the release or substitution of Collateral) in accordance with the terms of the applicable Secured Debt Documents and (c) any Additional Agent who enters in this Agreement pursuant to any Joinder Agreement in its capacity as collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under the applicable Additional First Lien Documents and the provisions of such Additional First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Additional Agent thereunder shall also apply to such Additional Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall any party hereto (including any Additional Agent who enters in this Agreement pursuant to any Joinder Agreement) be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

In addition, it is understood and agreed that prior to the Discharge of First Lien Obligations, to the extent that the Bank Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to any Shared Collateral or makes any determination in respect of any matter relating to any Shared Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including extensions beyond the date hereof) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Credit Agreement), the Notes Collateral Agent and any Additional Agent shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the Bank Collateral Agent in respect of any such matters under the Loan Documents shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under the Indenture and the Security Documents (as defined in the Indenture) and of any Additional Agent in respect of such matters under any applicable Additional First Lien Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDMAN SACHS BANK USA
as Bank Collateral Agent

By:	/s/ Charles Johnston
Name: Charles Johnston
Title: Authorized Signatory

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as Notes Collateral Agent

By:	/s/ Corey Dahlstrand
Name: Corey Dahlstrand
Title: Vice President

ENDO FINANCE HOLDINGS, INC.

By:	/s/ John D. Boyle
	Name:	John D. Boyle
	Title:	President, Corporate Development
and Treasurer

ENDO, INC.

By:	/s/ Mark T. Bradley
	Name:	Mark T. Bradley
	Title:	Executive Vice President and Chief
Financial Officer

ENDO ENTERPRISE INC.

By:	/s/ Mark T. Bradley
	Name:	Mark T. Bradley
	Title:	Executive Vice President and Chief
Financial Officer

ENDO USA, INC.

By:	/s/ Mark T. Bradley
	Name:	Mark T. Bradley
	Title:	Executive Vice President and Chief
Financial Officer

ENDO US HOLDINGS LUXEMBOURG I S.A R.L.

By:	/s/ John D. Boyle
Name: John D. Boyle
	Title:	Manager

OPERAND PHARMACEUTICALS HOLDCO I LIMITED

By:	/s/ Marie-Therese Bolger
Name: Marie-Therese Bolger
	Title:	Director

ENDO BIOLOGICS LIMITED

By:	/s/ Marie-Therese Bolger
Name: Marie-Therese Bolger
	Title:	Director

ENDO OPERATIONS LIMITED

By:	/s/ Marie-Therese Bolger
Name: Marie-Therese Bolger
	Title:	Director